                                                                    EXHIBIT 3.15


                                 CODE OF BY-LAWS

                                       OF

                          EMMIS PUBLISHING CORPORATION

                                    ARTICLE I

                           Identification and Offices

           Section 1.1. Name. The name of the corporation is Emmis Publishing Corporation (hereinafter referred to as the "Corporation").

           Section 1.2. Registered Office. The registered office and registered agent of the Corporation shall be as provided and designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change its registered office or registered agent. On or before the day that any such change is to become effective, a certificate of such change shall be filed with the Secretary of State of the State of Indiana.

           Section 1.3. Other Offices. The Corporation may establish and maintain such other offices, within or without the State of Indiana, as are from time to time authorized by the Board of Directors. The principal office or the Corporation is at 1099 North Meridian Street, Suite 1197, Indianapolis, Indiana.

                                   ARTICLE II

                            Meetings of Shareholders

           Section 2.1. Place of Meeting. All meetings of the shareholders shall be held at the principal office of the Corporation in the State of Indiana or at such other place within or without the State of Indiana as may be fixed from time to time by the Board of Directors, by the President, or by written consent of all the shareholders entitled to vote thereat.

           Section 2.2. Annual Meetings. The annual meeting of the shareholders, for election of Directors and for transaction of such other business as may properly come before the meeting, shall be held on such date as the Board of Directors or the President shall establish.

           Section 2.3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by Indiana law or by the Articles of Incorporation, may be called by the President, by the Board of Directors, or by the holders of at least twenty-five percent (25%) of all votes entitled to be cast on any issue Proposed to be considered at the proposed special meeting upon delivery to the Corporation's Secretary of one or more written demands, signed and dated, describing the purpose or purposes for which it is to be held.

           Section 2.4. Notice of Meetings. There shall be mailed, or sent by express delivery, to each shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at his address as shown by the books of the Corporation, a notice setting out the time and place of each annual meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. Such notice shall be mailed or sent by express delivery not less than ten (10) nor more than sixty (60) days prior to the meeting. However, notice of a meeting at which (i) an agreement of merger or exchange, or (ii) the sale, lease, exchange, or other disposition of all, or substantially all, of the Corporation's property otherwise than in the usual and ordinary course of business, is to be considered shall be mailed or sent by express delivery to all shareholders of record, whether or not entitled to vote, not less than ten (10) nor more than sixty (60) days prior to the meeting. Every notice of any special meeting called pursuant to this Section 2.4 shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

           Section 2.5. Waiver of Notice. Notice of any meeting may be waived in writing by a shareholder, before or after the date and time stated in the notice. Attendance by a shareholder at a meeting in person or by proxy: (a) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

           Section 2.6. Quorum, Adjourned Meetings. At any meeting of shareholders, a majority of the shares outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum. The act of a majority of the shares represented at any meeting at which a quorum is present shall be the act of the shareholders. Notwithstanding the foregoing, directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least ten (10) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

           Section 2.7. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy, but no proxy shall be valid after eleven (11) months unless a longer period is expressly provided for in the appointment. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the Corporation. Jointly owned shares may be voted by any joint owner unless the

Corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote unless otherwise required by statute, the Articles of Incorporation, or these By-Laws.

           Section 2.8. Closing of Books. The Board of Directors may fix a time, not exceeding seventy (70) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

           Section 2.9. Organization of Meetings. Unless a Chairman of the Board has beer elected, the President shall act as Chairman at all meetings of the shareholders, and in his absence any person appointed by the President shall act as Chairman; and the Secretary, or in his absence any person appointed by the Chairman, shall act as Secretary.

           Section 2.10. Action Without a Meeting. Any action which may lawfully be taken at a shareholders' meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to a notice of a meeting for such purpose. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein. If any action so taken requites a certificate to be filed in the office of the Secretary of State, the officer signing the same shall state therein that the action was effected in the manner aforesaid.

           Section 2.11. Conference Communications. Any shareholder may participate in an annual or special meeting of the shareholders by, or through use of, any means of communication by which all shareholders participating in the meeting can simultaneously hear each other during the meeting. Participation by such shareholder by this means shall be deemed to constitute presence in person at such meeting.

                                   ARTICLE III

                               Board of Directors

           Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the authority of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be exercised or done by the shareholders.

           Section 3.2. Number, Qualification and Term of Office. The Corporation shall have one (1) director who need not be shareholders. Each director shall hold office until the annual meeting of shareholders next held after such director's election and until such director's successor shall nave been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director.

           Section 3.3. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Indiana as may be designated in the notice of such meeting.

           Section 3.4. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board or the President by giving at least twenty-four (24) hours' notice, or by any other director by giving at least five (5) days' notice, of the date, time and place thereof to each director by mail, express delivery, telephone, telegram or in person.

           Section 3.5. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting by a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

           Section 3.6. Quorum and Action. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

           Section 3.7. Conference Communications. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.7 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

           Section 3.8. Vacancies; Newly Created Directorships. Any vacancy occurring in the Board of Directors of the Corporation, including any vacancy resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors until the next annual meeting of the Board of Directors.

           Section 3.9. Removal. Any or all of the directors may be removed from office at any time, with or without cause: (a) by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors (except, however, as limited by I.C. 23-1-33-8(c), as amended, when less than the entire Board is removed and the shareholders have the right to cumulate their votes), and (b) in such other manner as permitted by Indiana law. In the event the entire Board of Directors or any one or more directors are so removed, new directors shall be elected at the same meeting.

           Section 3.10. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution and may appoint members of the Board of Directors to serve on them. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as otherwise provided under Indiana law. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors Present.

           Section 3.11. Written Action. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if, prior to such action, a consent in writing setting for the action so taken shall be signed by all members of the Board of Directors and such written consent is filed with the minutes of the proceedings. Such action shall be effective on the date on which the last signature is placed on such writing or writings or such earlier effective date as is set forth therein.

           Section 3.12. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           Section 3.13. Compensation of Directors. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed, pursuant to resolution by the Board of Directors, like compensation for attending committee meetings.

                                   ARTICLE IV

                                    Officers

           Section 4.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, Publisher, one or more Vice Presidents (if the Board of Directors deems such office necessary), a Secretary, and a Treasurer. The Board of Directors may also choose one or more Assistant Secretaries or Assistant Treasurers, or such other officers as they deem advisable. Any number of offices may be held by the same person.

           Section 4.2.  Election, Term of Office and Qualifications.

The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the officers provided for in Section 4.1. each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these By-Laws or a resolution of the Board of Directors not inconsistent therewith. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

           Section 4.3. Removal and Vacancies. Any elective officer may be removed from his office at any time, with or without cause, by majority vote of the entire Board of Directors. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

           Section 4.4. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

           Section 4.5. President. The President shall be the chief executive officer and shall have general active management of the business of the Corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders, and in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

           Section 4.6. Publisher. The Publisher, if one is elected, shall be the chief operating officer of the Corporation. The Publisher shall perform such duties as may, from time to time, be prescribed by the Board of Directors or these By-Laws. The Board of directors may elect Co-Publishers, who shall share the powers and duties of Publisher as these By-Laws or the Board of Directors may prescribe.

           Section 4.7. Vice President. The Vice President, if one is elected, shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as these By-Laws may require or the Board of Directors may prescribe; provided, that if the Board of Directors elects more than one Vice President, their right to act during the absence or disability of the President shall be in the order in which their names appear in the resolution, or resolutions, electing such Vice Presidents.

           Section 4.8. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. He shall give proper notice of meetings of shareholders and directors. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

           Section 4.9. Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or by the President. shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time Prescribe.

           Section 4.10. Treasurer. The Treasurer shall maintain a correct and complete record of account showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors and shall keep such bank account in the name of the Corporation and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

           Section 4.11. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors or by the President, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers as the Board of Directors or the President may from time to time prescribe.

           Section 4.12. Assistant Officers. Such assistant officers as the Board of Directors shall from time to time designate and elect shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them and such other powers and duties as the By-Laws, the President or the Board of Directors may prescribe. An Assistant Secretary may, in the event of the absence or disability of the Secretary, attest to the execution by the Corporation of all documents.

           Section 4.13. Delegation of Authority. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board concurs therein.

                                    ARTICLE V

                              Certificates of Stock

           Section 5.1. Certificates of Stock. All shares of the Corporation shall be certificated shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President or the Executive Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The certificates of stock shall be numbered in the order of their issue. Each certificate shall set forth the number and class of shares and series, if any, and shall state that the Corporation will furnish information relating to the rights, preferences and limitations of the class or series upon request.

           Section 5.2. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. If shares are issued for promissory notes or for promises to tender services in the future, the Corporation must comply with I.C. 23-1-53-2(b).

           Section 5.3. Facsimile Signatures. Where a certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the President, Executive Vice President, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

           Section 5.4. Lost or Destroyed Certificates. Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors or President shall require and shall, if the Board of Directors so requites, give the Corporation a bond of indemnity in a form, in an amount, and with one or more sureties satisfactory to the Board of Directors or President, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

           Section 5.5. Transfers of Stock. Upon surrender tot he Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

           Section 5.6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

                                   ARTICLE VI

                       Indemnification of Certain Persons

           Section 6.1. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by I.C. 23-1-37, as now enacted or hereafter amended.

                                   ARTICLE VII

                               General Provisions

           Section 7.1. Dividends. Subject to provisions of applicable law and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in Property or in shares of the capital stock.

           Section 7.2. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

           Section 7.3. Annual Statement. The Board of Directors shall present at any annual or special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

           Section 7.4. Contracts and Checks. All contracts and agreements entered into by the Corporation shall, in the conduct of ordinary course of business of the Corporation, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by either the President, the Vice President or the Treasurer, singly; or by the President and the Publisher, the Vice President and the Publisher or the Treasurer and the Publisher, jointly. All checks, drafts and bills of exchange, and orders for the payment of money shall, in the conduct of the ordinary course of business of the Corporation, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by an officer of the Corporation or Bruce S. LeDoux, Senior Corporate Accounting Manager. Any one of the documents heretofore mentioned in this section for use outside the ordinary course of the business of the Corporation, or any deeds, mortgages, notes or bonds of the Corporation shall be executed by and require the signature of both the President and the Treasurer.

           Section 7.5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and in the absence of such resolution, the Corporation shall have a February 28/29 fiscal year.

           Section 7.6. Seal. The Corporation shall have no corporate seal.


                                  ARTICLE VIII

                                   Amendments

           Section 8.1. The power to make, alter, amend or repeal this Code of By-Laws is vested in the Board of Directors of the Corporation, but such action shall be taken only at a meeting of the Board specifically called for such purpose. If such meeting is properly called, these By-Laws may be repealed, altered or amended, or new By-Laws adopted, by a majority vote of the Board of Directors.

           Section 8.2. Amendments to be Consistent with Applicable Law. Any amendment of these By-Laws shall be consistent with the Articles of Incorporation and provisions of applicable law then in effect.

                                   ARTICLE IX

                        Securities of Other Corporations

           Section 9.1. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer, encumber of vote any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer, encumbrance or vote. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                    ARTICLE X

                              Business Combinations

           Chapter 43 of the Indiana Business Corporation Law (IC 23-1-43) governing Business Combinations shall be inapplicable to the Corporation.